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DeCrane Holdings Co.,
[Date]

Ladies and Gentlemen:

The undersigned has acted as counsel to DeCrane Holdings Co., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of 100,000 warrants for the issuance of 155,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company which may be issued, and the shares of common stock issued upon such exercise.

We have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as we have deemed necessary or appropriate as a basis for the opinions expressed below, including the Registration Statement, the Restated Certificate of Incorporation of the Company and the By-laws of the Company.

Based on the foregoing, we are of the opinion that the Common Stock issuable pursuant to the registration statement authorized and reserved for issuance and, when duly issued and delivered, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and that the Warrant Agreement under which such warrants were issued is the legal and valid binding obligation of the Company, enforceable according to its terms. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the general corporate laws of the State of Delaware and the federal law of the United States of America. The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in the law which may hereafter occur.

                                           Very truly yours,